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                                                                   EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT
                            AND REPORT ON SCHEDULE

To the Board of Directors and Shareholders of Powerwave Technologies, Inc.:

  We consent to the incorporation by reference in this Registration Statement of Powerwave Technologies, Inc. on Form S-1 of our reports dated January 15, 1997 on the Consolidated Financial Statements of Powerwave Technologies, Inc., appearing in Registration Statement No. 333-28463 on Form S-1 and the Prospectus, which is part of such Registration Statement, and to the references to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.

Costa Mesa, California
June 30, 1997